Exhibit 99.1

Palomar Holdings, Inc. Reports First Quarter 2024 Results

LA JOLLA, Calif. (May 2, 2024) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $26.4 million, or $1.04 per diluted share, for the first quarter of 2024 compared to net income of $17.3 million, or $0.68 per diluted share, for the first quarter of 2023. Adjusted net income(1) was $27.8 million, or $1.09 per diluted share, for the first quarter of 2024 as compared to $20.4 million, or $0.80 per diluted share, for the first quarter of 2023.

First Quarter 2024 Highlights

●	Gross written premiums increased by 47.2% to $368.1 million compared to $250.1 million in the first quarter of 2023
●	Net income of $26.4 million, compared to $17.3 million in the first quarter of 2023
●	Adjusted net income(1) of $27.8 million, compared to $20.4 million in the first quarter of 2023
●	Total loss ratio of 24.9% compared to 24.8% in the first quarter of 2023
●	Combined ratio of 76.9% compared to 77.9% in the first quarter of 2023
●	Adjusted combined ratio(1) of 73.0%, compared to 73.3%, in the first quarter of 2023
●	Annualized return on equity of 21.7%, compared to 17.5% in the first quarter of 2023
●	Annualized adjusted return on equity(1) of 22.9%, compared to 20.7% in the first quarter of 2023

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “The strong results of our first quarter are a testament to Palomar's focus on profitable growth. We further demonstrated our ability to ‘grow where we want to’ and deliver predictable earnings. Our five product categories combined to generate gross written premium growth of 47.2% with especially strong contributions from our Crop and Casualty products. These younger product lines combined with our market leading Earthquake franchise, which grew 18% on a same-store basis, drove adjusted net income growth of 36.0%, and an adjusted return on equity of 22.9%."

Mr. Armstrong continued, “Our portfolio of specialty insurance products is well positioned and provides a strong foundation to our full year outlook which we have raised today. Additionally, our continued investment across the organization will sustain not only our Palomar 2X strategic plan but also deliver industry leading profitability and returns. We are off to a terrific start to the year.”

Underwriting Results

Gross written premiums increased 47.2% to $368.1 million compared to $250.1 million in the first quarter of 2023, while net earned premiums increased 29.6% compared to the prior year’s first quarter.

Losses and loss adjustment expenses for the first quarter were $26.8 million, comprised of $23.5 million of non-catastrophe attritional losses and $3.4 million of catastrophe losses from flood activity. The loss ratio for the quarter was 24.9%, comprised of a catastrophe loss ratio(1) of 3.1% and an attritional loss ratio of 21.8%, compared to a loss ratio of 24.8% during the same period last year comprised of a catastrophe loss ratio(1) of 2.2% and attritional loss ratio of 22.6%.

Underwriting income(1) for the first quarter was $25.0 million resulting in a combined ratio of 76.9% compared to underwriting income of $18.4 million resulting in a combined ratio of 77.9% during the same period last year. The Company’s adjusted underwriting income(1) was $29.2 million resulting in an adjusted combined ratio(1) of 73.0% in the first quarter compared to adjusted underwriting income(1) of $22.2 million and an adjusted combined ratio(1) of 73.3% during the same period last year.

Investment Results

Net investment income increased by 39.4% to $7.1 million compared to $5.1 million in the prior year’s first quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended March 31, 2024 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.62 years at March 31, 2024. Cash and invested assets totaled $766.4 million at March 31, 2024. During the first quarter, the Company recorded net realized and unrealized gains of $3.0 million related to its investment portfolio as compared to net realized and unrealized gains of $0.1 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended March 31, 2024 was 23.2% compared to 23.5% for the three months ended March 31, 2023. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $501.7 million at March 31, 2024, compared to $404.6 million at March 31, 2023. For the three months ended March 31, 2024, the Company’s annualized return on equity was 21.7% compared to 17.5% for the same period in the prior year while adjusted return on equity(1) was 22.9% compared to 20.7% for the same period in the prior year. There were no share repurchases during the three months ended March 31, 2024.

Full Year 2024 Outlook

For the full year 2024, the Company is increasing its guidance range and now expects to achieve adjusted net income of $113 million to $118 million. This range includes $3.4 million of catastrophe losses incurred during the three months ended March 31, 2024.

Conference Call

As previously announced, Palomar will host a conference call Friday May 3, 2024, to discuss its first quarter 2024 results at 11:00 a.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar First Quarter 2024 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on May 3, 2024, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13737957. The replay will be available until 11:59 p.m. (Eastern Time) on May 10, 2024.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd., Palomar Insurance Agency, Inc.,  Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc. Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Other Property, Casualty, Fronting, and Crop. Palomar’s insurance subsidiaries, Palomar Specialty Insurance Company, Palomar Specialty Reinsurance Company Bermuda Ltd., and Palomar Excess and Surplus Insurance Company, have a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months ended March 31, 2024 and 2023:

	Three Months Ended
	March 31,
	2024	2023	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$368,078	$250,112	$117,966	47.2%
Ceded written premiums	(228,171)	(170,344)	(57,827)	33.9%
Net written premiums	139,907	79,768	60,139	75.4%
Net earned premiums	107,866	83,241	24,625	29.6%
Commission and other income	528	695	(167)	(24.0)%
Total underwriting revenue (1)	108,394	83,936	24,458	29.1%
Losses and loss adjustment expenses	26,837	20,652	6,185	29.9%
Acquisition expenses, net of ceding commissions and fronting fees	31,798	25,679	6,119	23.8%
Other underwriting expenses	24,804	19,222	5,582	29.0%
Underwriting income (1)	24,955	18,383	6,572	35.8%
Interest expense	(740)	(1,020)	280	(27.5)%
Net investment income	7,139	5,120	2,019	39.4%
Net realized and unrealized gains on investments	3,002	146	2,856	NM
Income before income taxes	34,356	22,629	11,727	51.8%
Income tax expense	7,974	5,316	2,658	50.0%
Net income	$26,382	$17,313	$9,069	52.4%
Adjustments:
Net realized and unrealized gains on investments	(3,002)	(146)	(2,856)	NM
Stock-based compensation expense	3,820	3,450	370	10.7%
Amortization of intangibles	390	313	77	24.6%
Expenses associated with catastrophe bond	—	50	(50)	(100.0)%
Tax impact	204	(540)	744	(137.8)%
Adjusted net income (1)	$27,794	$20,440	$7,354	36.0%
Key Financial and Operating Metrics
Annualized return on equity	21.7%	17.5%
Annualized adjusted return on equity (1)	22.9%	20.7%
Loss ratio	24.9%	24.8%
Expense ratio	52.0%	53.1%
Combined ratio	76.9%	77.9%
Adjusted combined ratio (1)	73.0%	73.3%
Diluted earnings per share	$1.04	$0.68
Diluted adjusted earnings per share (1)	$1.09	$0.80
Catastrophe losses	$3,359	$1,806
Catastrophe loss ratio (1)	3.1%	2.2%
Adjusted combined ratio excluding catastrophe losses (1)	69.8%	71.2%
Adjusted underwriting income (1)	$29,165	$22,196	$6,969	31.4%
NM - not meaningful

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $697,505 in 2024; $675,130 in 2023)	$662,992	$643,799
Equity securities, at fair value (cost: $32,785 in 2024; $43,003 in 2023)	37,171	43,160
Equity method investment	2,597	2,617
Other investments	1,871	—
Total investments	704,631	689,576
Cash and cash equivalents	61,387	51,546
Restricted cash	377	306
Accrued investment income	5,192	5,282
Premiums receivable	322,723	261,972
Deferred policy acquisition costs, net of ceding commissions and fronting fees	66,508	60,990
Reinsurance recoverable on paid losses and loss adjustment expenses	28,542	32,172
Reinsurance recoverable on unpaid losses and loss adjustment expenses	292,024	244,622
Ceded unearned premiums	298,975	265,808
Prepaid expenses and other assets	82,679	72,941
Deferred tax assets, net	9,408	10,119
Property and equipment, net	312	373
Goodwill and intangible assets, net	11,926	12,315
Total assets	$1,884,684	$1,708,022
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$39,637	$42,376
Reserve for losses and loss adjustment expenses	402,187	342,275
Unearned premiums	662,307	597,103
Ceded premium payable	215,329	181,742
Funds held under reinsurance treaty	13,716	13,419
Income taxes payable	6,850	7,255
Borrowings from credit agreements	43,000	52,600
Total liabilities	1,383,026	1,236,770
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 24,921,060 and 24,772,987 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	357,135	350,597
Accumulated other comprehensive loss	(26,505)	(23,991)
Retained earnings	171,025	144,643
Total stockholders' equity	501,658	471,252
Total liabilities and stockholders' equity	$1,884,684	$1,708,022

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Gross written premiums	$368,078	$250,112
Ceded written premiums	(228,171)	(170,344)
Net written premiums	139,907	79,768
Change in unearned premiums	(32,041)	3,473
Net earned premiums	107,866	83,241
Net investment income	7,139	5,120
Net realized and unrealized gains on investments	3,002	146
Commission and other income	528	695
Total revenues	118,535	89,202
Expenses:
Losses and loss adjustment expenses	26,837	20,652
Acquisition expenses, net of ceding commissions and fronting fees	31,798	25,679
Other underwriting expenses	24,804	19,222
Interest expense	740	1,020
Total expenses	84,179	66,573
Income before income taxes	34,356	22,629
Income tax expense	7,974	5,316
Net income	$26,382	$17,313
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale	(2,514)	5,474
Net comprehensive income	$23,868	$22,787
Per Share Data:
Basic earnings per share	$1.06	$0.69
Diluted earnings per share	$1.04	$0.68

Weighted-average common shares outstanding:
Basic	24,862,367	24,969,703
Diluted	25,468,564	25,442,902

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended March 31,
	2024		2023
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product (1)
Earthquake	$105,729	28.7%	$93,495	37.4%	$12,234	13.1%
Fronting	94,831	25.8%	91,755	36.7%	3,076	3.4%
Inland Marine and Other Property	76,876	20.9%	52,705	21.1%	24,171	45.9%
Casualty	51,935	14.1%	12,157	4.9%	39,778	327.2%
Crop	38,707	10.5%	—	—%	38,707	—%
Total Gross Written Premiums	$368,078	100.0%	$250,112	100.0%	$117,966	47.2%

(1) - Beginning in 2024, the Company has updated the categorization of its products to align with management's current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended March 31,
	2024		2023
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
State
California	$157,217	42.7%	$131,889	52.7%
Texas	40,795	11.1%	23,210	9.3%
Florida	13,924	3.8%	12,096	4.8%
Hawaii	12,516	3.4%	10,105	4.0%
Washington	12,002	3.3%	11,972	4.8%
Colorado	9,605	2.6%	1,848	0.7%
New York	8,030	2.2%	3,871	1.5%
New Mexico	7,469	2.0%	194	0.1%
Other	106,520	28.9%	54,927	22.0%
Total Gross Written Premiums	$368,078	100.0%	$250,112	100.0%

	Three Months Ended March 31,
	2024		2023
	($ in thousands)
		% of		% of
	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$222,657	60.5%	$150,704	60.3%
PESIC	136,493	37.1%	99,408	39.7%
Laulima	8,928	2.4%	—	—%
Total Gross Written Premiums	$368,078	100.0%	$250,112	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended
	March 31,
	2024	2023	Change	% Change
	($ in thousands)
Gross earned premiums	$302,872	$225,243	$77,629	34.5%
Ceded earned premiums	(195,006)	(142,002)	(53,004)	37.3%
Net earned premiums	$107,866	$83,241	$24,625	29.6%

Net earned premium ratio	35.6%	37.0%

Loss detail

	Three Months Ended
	March 31,
	2024	2023	Change	% Change
	($ in thousands)
Catastrophe losses	$3,359	$1,806	$1,553	86.0%
Non-catastrophe losses	23,478	18,846	4,632	24.6%
Total losses and loss adjustment expenses	$26,837	$20,652	$6,185	29.9%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended March 31,
	2024	2023
	(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$97,653	$77,520
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	26,333	17,300
Prior years	504	3,352
Total incurred	26,837	20,652
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	4,895	1,393
Prior years	9,432	15,413
Total payments	14,327	16,806
Reserve for losses and LAE net of reinsurance recoverables at end of period	110,163	81,366
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	292,024	183,601
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$402,187	$264,967

Reconciliation of Non-GAAP Financial Measures

For the three months ended March 31, 2024 and 2023, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Total revenue	$118,535	$89,202
Net investment income	(7,139)	(5,120)
Net realized and unrealized gains on investments	(3,002)	(146)
Underwriting revenue	$108,394	$83,936

Underwriting income and adjusted underwriting income

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Income before income taxes	$34,356	$22,629
Net investment income	(7,139)	(5,120)
Net realized and unrealized gains on investments	(3,002)	(146)
Interest expense	740	1,020
Underwriting income	$24,955	$18,383
Stock-based compensation expense	3,820	3,450
Amortization of intangibles	390	313
Expenses associated with catastrophe bond	—	50
Adjusted underwriting income	$29,165	$22,196

Adjusted net income

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Net income	$26,382	$17,313
Adjustments:
Net realized and unrealized gains on investments	(3,002)	(146)
Stock-based compensation expense	3,820	3,450
Amortization of intangibles	390	313
Expenses associated with catastrophe bond	—	50
Tax impact	204	(540)
Adjusted net income	$27,794	$20,440

Annualized adjusted return on equity

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)

Annualized adjusted net income	$111,176	$81,761
Average stockholders' equity	$486,455	$394,701
Annualized adjusted return on equity	22.9%	20.7%

Adjusted combined ratio

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$82,911	$64,858
Denominator: Net earned premiums	$107,866	$83,241
Combined ratio	76.9%	77.9%
Adjustments to numerator:
Stock-based compensation expense	(3,820)	(3,450)
Amortization of intangibles	(390)	(313)
Expenses associated with catastrophe bond	—	(50)
Adjusted combined ratio	73.0%	73.3%

Diluted adjusted earnings per share

	Three Months Ended
	March 31,
	2024	2023
	(in thousands, except per share data)

Adjusted net income	$27,794	$20,440
Weighted-average common shares outstanding, diluted	25,468,564	25,442,902
Diluted adjusted earnings per share	$1.09	$0.80

Catastrophe loss ratio

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Numerator: Losses and loss adjustment expenses	$26,837	$20,652
Denominator: Net earned premiums	$107,866	$83,241
Loss ratio	24.9%	24.8%

Numerator: Catastrophe losses	$3,359	$1,806
Denominator: Net earned premiums	$107,866	$83,241
Catastrophe loss ratio	3.1%	2.2%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended
	March 31,
	2024	2023
	(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$82,911	$64,858
Denominator: Net earned premiums	$107,866	$83,241
Combined ratio	76.9%	77.9%
Adjustments to numerator:
Stock-based compensation expense	(3,820)	(3,450)
Amortization of intangibles	(390)	(313)
Expenses associated with catastrophe bond	—	(50)
Catastrophe losses	(3,359)	(1,806)
Adjusted combined ratio excluding catastrophe losses	69.8%	71.2%

Tangible Stockholders’ equity

	March 31,	December 31,
	2024	2023
	(in thousands)
Stockholders' equity	$501,658	$471,252
Goodwill and intangible assets	(11,926)	(12,315)
Tangible stockholders' equity	$489,732	$458,937